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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C


                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[X]      Preliminary Information Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


[ ]      Definitive Information Statement


                              DUJOUR PRODUCTS, INC.
                              ---------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[ ]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
         (1)   Title of each class of securities to which transaction applies:
         (2)   Aggregate number of securities to which the transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)   Proposed  maximum  aggregate value of transaction:
         (5)   Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:
         (2)   Form,  Schedule or  Registration  Statement  No.:
         (3)   Filing Party:
         (4)   Date Filed:

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


                              DUJOUR PRODUCTS, INC.
                              West 2809 Longfellow
                            Spokane, Washington 99205



       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
                                   US A PROXY.

This Information Statement is first being furnished on or about June ___, 2007 to the holders of record as of the close of business on May 17, 2007, of the common stock of Dujour Products, Inc. (the "Company" or "Dujour").

The Company's Board of Directors has approved, and one stockholder holding 42,000,000 shares of the 61,180,000 shares of common stock outstanding as of May 17, 2007, has consented in writing, to the actions described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and the Company's Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Dujour for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

                        ACTION BY BOARD OF DIRECTORS AND
                             CONSENTING STOCKHOLDERS


NOTICE IS HEREBY GIVEN that the following actions have been taken pursuant to a written consent of the Board of Directors and the holder of a majority of the shares of outstanding common stock as of May 17, 2007:

     1. Ratification of the Company's Amended and Restated Articles of Incorporation to change the name of the Company from "Dujour Products, Inc." to "Endeavor Energy Corporation."
     2. Ratification of the Company's Amended and Restated Articles of Incorporation to increase the number of the Company's authorized shares of common stock from 75,000,000 to 150,000,000.
     3. Ratification of the Company's Amended and Restated Articles of Incorporation to eliminate preemptive rights granted to common stockholders.
     4. Ratification of the Company's Amended and Restated Articles of Incorporation to authorize 10,000,000 shares of preferred stock for issuance with rights designated by the Company's Board of Directors at its discretion.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to all stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July 7, 2007, however we cannot guarantee that the actions will be effected by that date.

This Information Statement will serve as written notice to stockholders required pursuant to the Nevada Revised Statutes.

DISTRIBUTION OF INFORMATION STATEMENT

Dujour will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Dujour will only deliver, or cause to be delivered, one Information Statement to multiple security holders sharing an address unless Dujour has received contrary instructions from one or more of the security holders. Upon written or oral request, Dujour will promptly deliver a separate copy of this Information Statement to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Dujour Products, Inc., c/o T.A. St. Denis & Associates Inc., 677 - 999 Canada Place, Vancouver, BC V6C 3E1, Attn: Kelly B. Fielder, President; Telephone (303) 506-1633

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to Dujour's Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of Dujour's outstanding common stock is required to effect each of the actions described herein. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. Dujour's Articles of Incorporation do not authorize cumulative voting. As of May 17, 2007, the Company had 61,180,000 voting shares of common stock issued and outstanding, of which 30,590,000 shares are required to pass any stockholder resolutions. Dujour's single consenting stockholder is the record and beneficial owner of 42,000,000 shares, which represents approximately 68.65% of the issued and outstanding shares of Dujour's common stock as of May 17, 2007. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholder voted in favor of the actions described herein in a written consent, dated May 17, 2007. No consideration was paid for the consent. No other stockholder consents will be solicited in connection with this information statement. The consenting stockholders' name, affiliation with Dujour, and beneficial holdings are as follows:

Name and address of                        Number of Shares    Percentage of
Consenting Stockholder                     of Common Stock     Common Stock


Adrian Crimeni                                42,000,000           68.65%
Former Principal Executive Officer,
Former Principal Financial Officer,
Former President and Director


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

None.

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DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at May 29, 2007, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of May 29, 2007, we had 61,180,000 shares of common stock issued and outstanding.

Title of class       Name and address of             Number of        Percentage
                     beneficial owner                Shares of        of Common
                                                     Common Stock     Stock (1)

DIRECTORS
AND OFFICERS
     Common Stock    Kelly B. Fielder
                     Principal Executive Officer,
                     Principal Financial Officer,            -              -
                     President, Secretary and
                     Treasurer
                     598 - 999 Canada  Place,
                     Vancouver, BC V6C 3E1
     Common Stock    J. Douglas Brown                   200,000 (2)      00.33%
                     Director
                     16E Les Roseyres, Gron1882
                     Vand, Switzerland
     Common Stock    All Officers and Directors         200,000          00.33%
                     as a group (total of 2)
GREATER THAN 5%
SHAREHOLDERS
     Common Stock    Adrian Crimeni                  42,000,000          68.65%
                     Former Principal Executive
                     Officer, Former Principal
                     Financial Officer, Former
                     President and Former Director
                     7744 Morley Street
                     Burnaby, B.C., V5E 2K5
                     Canada


(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 29, 2007.
(2) Comprised of 100,000 shares of common stock and 100,000 shares of common stock issuable upon the exercise of a stock purchase warrant at a price of $1.75 per share expiring March 2, 2009.

CHANGES IN CONTROL

None.

VOTING PROCEDURES

Pursuant to Nevada corporate laws, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation, which vote was obtained by majority written consent of the holders of the issued and outstanding shares of our common stock on May 17, 2007. As a result, the amended Articles of Incorporation were approved and no further votes will be needed.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

On May 17, 2007, our Board of Directors and a holder of a majority of the Company's shares of common stock approved the Company's Amended and Restated Articles of Incorporation to:

     1. Change the name of the Company from "Dujour Products, Inc." to "Endeavor Energy Corporation";
     2. Increase the authorized number of common shares from 75,000,000 to 150,000,000;
     3.   Eliminate preemptive rights granted to common stockholders; and
     4. Authorize 10,000,000 shares of preferred stock for issuance under terms designated by the Company's Board of Directors at its discretion.

The Amended and Restated Articles of Incorporation and the Consent Resolution of the consenting Stockholder are annexed hereto as Exhibit "A" and Exhibit "B", respectively.

REASONS  FOR THE  PROPOSED  CHANGES AND GENERAL  EFFECT UPON  EXISTING  SECURITY
HOLDERS

     1. Change of Corporate Name - The Board of Directors believes that the name change is in the best interest of the Company as the new name better reflects the long-term growth strategy of the Company, including, the expanded acquisition strategy for the acquisition of oil and gas assets which management intends to pursue.

     2. Increase in the Number of Authorized Common Shares - We have no specific plans for the issuance of additional shares of common stock. However, the Board of Directors believes that the proposed increase is desirable so that, as the need may arise, we will have more financial flexibility and be able to issue additional shares of common stock without the expense and delay associated with a special shareholders' meeting, except where shareholder approval is required by applicable law or stock exchange regulations. The additional shares of common stock might be used, for example, in connection with an expansion of our business through investments or acquisitions, sold in a financing transaction or issued under an employee stock option, savings or other benefit plan or in a stock split or dividend to shareholders. The Board of Directors does not intend to issue any shares except on terms that it considers to be in the best interests of the Company and its stockholders.

The additional shares of common stock for which authorization is sought are a part of the existing class of common stock. If and when issued, these shares would have the same rights and privileges as the shares of common stock presently outstanding.

The issuance of additional shares could reduce existing shareholders' percentage ownership and voting power in the Company and, depending on the transaction in which they are issued, could affect the per share book value or other per share financial measures.

Although the proposed amendment is not intended to be an anti-takeover measure, stockholders should note that, under certain circumstances, the additional shares of common stock could be used to make any attempt to gain control of the Company or the Board of Directors more difficult or time-consuming. Any of the additional shares of common stock could be privately placed with investors who might side with the Board of Directors in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on our part, to repurchase such shares, or on the part of the purchaser, to put such shares to us.

The amendment to increase the authorized shares of common stock might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our capital stock, to acquire control of us, since the issuance of the additional shares of common stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of the Company. If so used, the effect of the additional authorized shares of common stock might be (i) to deprive stockholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person or entity seeking to obtain control of us or (ii) to assist incumbent management in retaining its present position.

     3. Removal of Preemptive Rights Granted to Common Stockholders - Our Articles of incorporation granted stockholders of the Company a preemptive right, on uniform terms and conditions prescribed by the Board of Directors, to a fair and reasonable opportunity to exercise the right to acquire proportional amounts of our unissued shares whenever such shares were issued. This preemptive right was limited by the provisions of NRS 78.267.

The Board of Directors believes the preemptive rights provision could present a procedural barrier to the consummation of certain acquisitions, financings and other transactions that require the issuance of stock by the Board of Directors because the Company must offer its stockholders the right to participate in the issuance of stock and convertible securities to which preemptive rights provisions apply, or obtain a waiver of such preemptive rights before the Company may issue stock. Because the Company's stock is publicly traded and the number of its stockholders is expected to increase, our Board of Directors believes the elimination of the preemptive rights provision of our Articles of Incorporation is advisable as it would allow the Company to respond more quickly and efficiently to potential business opportunities and improves our ability to pursue important business objectives designed to enhance stockholder value and provide the Company greater flexibility to use its capital stock for various business purposes such as acquisitions and capital raising.

     4. Authorization of Preferred Shares - We have no specific plans for the issuance of preferred stock. However, the Board of Directors believes that the proposed authorization is desirable so that, as the need may arise, we will have the flexibility to issue preferred stock in connection with the financing we require to pursue our business plan. The current authorization of preferred stock would allow the Company to utilize preferred stock in connection with its financing efforts without the expense and delay associated with a special shareholders' meeting, except where shareholder approval is required by applicable law or stock exchange regulations. The shares of preferred stock might be used, for example, in connection with an expansion of our business through investments or acquisitions, or sold in a financing transaction. The Board of Directors does not intend to issue any shares except on terms that it considers to be in the best interests of the Company and its stockholders.

The shares of preferred stock authorized would constitute a new class of capital stock. Since the rights, terms or conditions associated with the issuance of the preferred stock cannot currently be projected, this authorization gives the Board of Directors the right to designate such rights, terms and conditions at its discretion.

The issuance of additional shares could reduce existing shareholders' percentage ownership and voting power in the Company and, depending on the transaction in which they are issued, could affect the per share book value or other per share financial measures.

Although the proposed amendment is not intended to be an anti-takeover measure, stockholders should note that, under certain circumstances, the shares of preferred stock could be used to make any attempt to gain control of the Company or the Board of Directors more difficult or time-consuming. Any of the additional shares of preferred stock could be privately placed with investors who might side with the Board of Directors in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on our part, to repurchase such shares, or on the part of the purchaser, to put such shares to us.

The amendment to authorize preferred shares might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our capital stock, to acquire control of us, since the issuance of preferred shares could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of the Company. If so used, the effect of the additional authorized shares of preferred stock might be (i) to deprive stockholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person or entity seeking to obtain control of us or (ii) to assist incumbent management in retaining its present position

ADDITIONAL AND AVAILABLE INFORMATION

Dujour is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports with the SEC. Such reports may be obtained from the SEC's website (www.sec.gov). Dujour will provide without charge to each person to whom a copy of this Information Statement has been delivered, on written request to the contact address provided herein, a copy of any of the documents we file with the SEC.

The Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, and its quarterly report for the three month period ended March 31, 2007, both including financial statements, is being mailed with this Information Statement. The Form 10-KSB and Form 10-QSB for the quarter ended March 31, 2007, have been incorporated herein by this reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to : Dujour Products, Inc., c/o T.A. St. Denis & Associates Inc., 677 - 999 Canada Place, Vancouver, BC V6C 3E1, Attn: Kelly B. Fielder,, Chief Executive Officer; Telephone (303) 506-1633.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of this Amendment and Restatement. Your consent to the Amendment and Restatement is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE ASKED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY

For the Board of Directors,
/s/ Kelly B. Fielder
--------------------
Kelly B. Fielder, President
Spokane, Washington
June 7, 2007

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                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                            OF DUJOUR PRODUCTS, INC.

                         For Nevada Profit Corporations
                         ------------------------------
                           (Pursuant to N.R.S. 78.403)


                                   Article I:
The name of the corporation is "Endeavor Energy Corporation."


                                   Article II:

The name and address of the Resident Agent for the service of process is:

         Capitol Corporate Services, Inc.
         202 S. Minnesota Street
         Carson City, Nevada  89703


                                  Article III:

The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.


                                   Article IV:

The total number of shares of authorized capital stock of the Corporation shall consist of one hundred fifty million (150,000,000) shares of common stock at ..001 par value and 10,000,000 shares of preferred stock with terms to be designated at the discretion of the Corporation's Board of Directors.

                                   Article V:

The name and address of the member(s) of the Board of Directors is:

         J. Douglas Brown
         16E Les Roseyres, Gron1882
         Vand, Switzerland

                                   ARTICLE VI:

The liability of the directors, officers or stockholders for damages or breach of fiduciary duty as a director or officer is hereby eliminated pursuant to NRS
78.037 except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or the payments of distributions in violation of NRS 78.300.

                                  ARTICLE VII:

Every person who was or is a party to or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.



                                   _________________________________
                                   Kelly B. Fielder, President
                                   Spokane, Washington
                                   July, ____, 2007




The Board of Directors has passed a resolution adopting the proposed Amendment and Restatement of the Company's Articles of Incorporation.

The vote by which stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power have voted in favor of the amendment is: 68.65% of all of the outstanding common stock entitled to vote.

                                    EXHIBIT B

                              DUJOUR PRODUCTS, INC.
                                 (The "Company")

                       CONSENT RESOLUTIONS OF STOCKHOLDER

Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes, and in lieu of a special meeting of the shareholders of the Company, I the undersigned holding by ownership or proxy a majority of the voting power of the stockholders of the Company, do hereby consent to and approve in writing the following resolutions being passed as of the 17 th day of May, 2007.

WHEREAS:

     A. A written consent of the directors of the Company, dated May 17th, 2007, declared the advisability of adopting an amendment to the Company's Articles of Incorporation to:

          i. Change the name of the Company from Dujour Products, Inc. to Endeavor Energy Corporation; and
          ii. Change the number of the Company's authorized shares of common stock available for issuance from 75,000,000 to 150,000,000; and
          iii. Eliminate preemptive rights granted to common stockholders; and
          iv. Authorize 10,000,000 shares of preferred stock for issuance with rights designated by the Company's Board of Directors at its discretion.

     B. The Articles of Incorporation and the Nevada Revised Statutes require a simple majority vote of the stockholders to adopt an amendment to the Articles of Incorporation; and

     C.   The total  issued  and  outstanding  shares of the  Company as of May,
          17th,   2007  is  sixty  one  million  one  hundred  eighty   thousand
          (61,180,000) shares.

BE IT RESOLVED that the stockholders hereby adopt the amendment to the Company's Articles of Incorporation to:

     A. Change the name of the Company from Dujour Products, Inc. to Endeavor Energy Corporation; and

     B. Change the number of the Company's authorized shares of common stock available for issuance from 75,000,000 to 150,000,000; and

     C.   Eliminate preemptive rights granted to common stockholders; and

     D.   Authorize  10,000,000  shares of  preferred  stock for  issuance  with
          rights   designated  by  the  Company's  Board  of  Directors  at  its
          discretion.

Each undersigned stockholders hereby waives notice in connection with this resolution and the matters considered, authorized, and approved herein. These resolutions may be signed by the stockholders in any number of counterparts, and may be delivered by facsimile, each of which when delivered shall be deemed to be an original and all of which together shall constitute one instrument.

 /s/ Adrian Crimeni                              Number of Shares: 42,000,000
---------------------------
Adrian Crimeni, Stockholder




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